Exhibit 10.13

EQUITY PURCHASE AGREEMENT

This EQUITY PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of December 5, 2019, to be effective as of January 1, 2019, by and between Cariloha, LLC, a Utah limited liability company (“Buyer”), and Del Sol, LC, a Utah limited liability company (“Seller”).

RECITALS

WHEREAS, Seller is the record and beneficial owner of the equity interests described on Exhibit A attached hereto (collectively, the “Equity Interests”);

WHEREAS, Buyer desires to acquire from Seller all of the Equity Interests, upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, Seller desires to sell the Equity Interests to Buyer upon the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I. PURCHASE AND SALE OF EQUITY INTERESTS.

Seller hereby sells to Buyer, and Buyer hereby purchases from Seller, all of Seller’s rights, title and interest in and to the Equity Interests in consideration for Buyer’s payment of $5,120,642 (the “Purchase Price”). Buyer shall pay the Purchase Price by Buyer’s Promissory Note in favor of Seller in the form attached hereto as Exhibit B.

ARTICLE II. MISCELLANEOUS.

Section 2.1.            Entire Agreement; Assignment; Amendments. This Agreement constitutes the entire agreement and supersedes all oral agreements and understandings and all written agreements prior to the date hereof between or on behalf of the Parties with respect to the subject matter hereof. This Agreement may be amended only by a writing signed by each of the Parties, and any amendment shall be effective only to the extent specifically set forth in that writing.

Section 2.2.            Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

Section 2.3.            Governing Law. This Agreement, and any dispute arising out of, relating to, or in connection with this Agreement, shall be governed by and construed in accordance with the Laws of the State of Utah, without giving effect to any choice or conflict of Law provision or rule (whether of the State of Utah or of any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Utah.

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Section 2.4.            Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement. At the Closing, signature pages of counterparts may be exchanged by facsimile or by electronic transmittal of scanned images thereof, in each case subject to appropriate customary confirmations in respect thereof by the signatory for the party providing a facsimile or scanned image and that Party's Closing counsel.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all at or on the date and year first above written.

SELLER:

CARILOHA, LLC

By	/s/ Jeff Pedersen
Name:	Jeff Pedersen
Title:	CEO

BUYER:

DEL SOL, LC

By	/s/ Jeff Pedersen
Name:	Jeff Pedersen
Title:	CEO

[Signature Page to Equity Purchase Agreement]

EXHIBIT A

Equity Interests

Entity	Cariloha Ownership Percentage (%)
Del Sol St. Thomas, LLC	100%

Del Sol Cozumel SA de CV	100%

Isle De Mexico SCP	100%

Caribbean Sun Group Barbados, Ltd.	100%

Pedersen Worldwide St. Lucia Retail, Ltd.	100%

Del Sol Retail, LLC	100%

Nassau Sun Retail, Ltd.	100%

PW Lahaina, LLC	100%

Del Sol Poipu Village, LLC	100%

Del Sol Honduras SA de CV	100%

Del Sol Catalina, LLC	51%

Aruba Color Change Retail VBA	100%

Bonaire Color Change Retail B.V.	100%

Del Sol Curacao B.V.	100%

Del Sol St. Maarten N.V.	100%

Indigo Holdings (Freeport), Ltd.	100%

EXHIBIT B

PROMISSORY NOTE

$5,120,642	December 5, 2019

FOR VALUE RECEIVED, Cariloha, LLC, a Utah limited liability company (“Maker”), promises to pay to the order of Del Sol, LC, a Utah limited liability company or its designees (the “Payee”), in legal tender of the United States, the $5,120,642 (the “Principal Sum”) together with all then accrued and unpaid interest in accordance with the following terms and conditions. This Promissory Note is being issued pursuant to the terms of that certain Equity Purchase Agreement entered into by and among Maker and Payee, dated as of December 5, 2019 (the “Purchase Agreement”).

1.            Payment and Interest Rate. The Principal Sum together with all then accrued and unpaid interest thereon will be paid, via wire transfer, in a single balloon payment to be paid on or before 5:00 pm, Mountain Standard Time, on December 31, 2023. Interest on the Principal Sum is computed on the basis of a 365-day year, actual days elapsed, and shall accrue, beginning as of January 1, 2019, on a simple basis at the applicable federal rate.

2.            Prepayment. The Principal Sum and any accrued interest thereon may be prepaid in part or in full at any time without penalty. In the event of any prepayment, such prepayment shall first be applied towards the costs of collection, if any, then to accrued and unpaid interest on the principal balance as of the date of such payment and then to the principal balance.

3.            Collection Costs. If any payment is not paid when due under this Note, Maker shall pay all expenses (the “Expenses”) incurred by Payee in collecting the same, including all reasonable attorney’s fees and costs incurred from the date when any such payment became past due. The Expenses shall be due and payable within fifteen days of Payee’s submission of an invoice for the same.

4.            Waivers and Acknowledgments. Maker hereby: (a) waives demand, protest, presentment and all notice of protest and nonpayment, (b) waives service of any and all processes, inquisition, stay of execution, appeals in any forms, all benefit of appraisal and evaluation, (c) waives the benefit of any homestead or similar exemption, (d) waives trial by jury, (e) waives any objections to Payee’s use of binding arbitration to secure an award following an Event of Default hereunder, if elected by Payee, and (f) agrees that Payee may, at any time or times, without notice to Maker and without its consent, grant extensions of time, without limit as to the number or the aggregate period of such extensions, for the payment or reduction of any principal balance or interest due hereon, but in no event shall any such extension constitute a waiver of any right of Payee beyond the extension granted.

5.            Successors and Assigns. This Note shall be binding on Maker and its successors and assigns, and shall accrue to the benefit of Payee and Payee’s heirs, legatees, successors and assigns. The words “Maker” and “Payee” shall be deemed to include the respective heirs, personal representatives, successors and assigns of each, and shall denote the singular and/or plural, and the masculine and/or feminine, and the natural and/or artificial persons, whenever and wherever the context so requires. The term “including” shall mean “including but not limited to.”

6.            Governing Law. The validity, construction and enforceability of this Note, and the rights and obligations of Maker and Payee under this Note shall be governed by, construed and enforced in accordance with the laws of the State of Utah without regard to conflict of laws provisions.

7.            Severability. If any provision of this Note is declared void or unenforceable by any court of competent jurisdiction, such decision shall not affect the enforceability of the other provisions of this Note.

8.            Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

9.            Events of Default and Remedies. The occurrence of any of the following events shall be a default under this Promissory Note (each, an “Event of Default”): (a) Maker fails to make payment when due of any amount owed to Payee under this Promissory Note; (b) Maker materially breaches this Promissory Note by failing to perform in accordance with its obligations; or (c) Maker files for bankruptcy relief, whether such petition is voluntarily or involuntarily made. Upon an Event of Default, at the option of Payee, Payee may declare the total then unpaid indebtedness evidenced by this Promissory Note to be immediately due and payable.

10.         Amendment. ANY PROVISION OF THIS NOTE MAY BE AMENDED, WAIVED, MODIFIED, DISCHARGED OR TERMINATED SOLELY UPON THE WRITTEN CONSENT OF MAKER AND PAYEE.

11.          Notices. Any notice or other communication required or permitted to be given under this Note shall be in writing, shall be delivered in accordance with the Purchase Agreement.

(Remainder of Page Intentionally Left Blank)

In witness whereof, Maker has executed this Note to be effective as of the date first above written.

MAKER:

CARILOHA, LLC

Signature:	/s/ Jeff Pedersen
Print Name:	Jeff Pedersen
Print Title:	CEO

Agreed:

DEL SOL, L.C.

Signature:	/s/ Jeff Pedersen
Print Name:	Jeff Pedersen
Print Title:	CEO